Exhibit 10.1

MEMORANDUM

To: Mr. Ted Field            Chairman of the Board

From: Keith Yokomoto

Re: Artist Direct Inc.

Dear Mr. Field,

I, Keith Yokomoto, am hereby resigning from the Board of Artist Direct, Inc. as of October 22, 2004.

Please don’t hesitate to contact me if you have further questions.

Sincerely,

Keith Yokomoto